SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 17, 2016

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a)    The Company held its annual meeting of shareholders on May 17, 2016.

(b)    The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i)     Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	31,270,919	26,232,325	4,158,340
Andrew B. Cogan	31,914,158	25,589,086	4,158,340
Carl I. Gable	32,577,124	24,926,120	4,158,340
Jay D. Gould	50,961,367	6,541,877	4,158,340
Daniel T. Hendrix	31,891,746	25,611,498	4,158,340
Christopher G. Kennedy	32,658,324	24,844,920	4,158,340
K. David Kohler	31,269,579	26,233,665	4,158,340
James B. Miller, Jr.	31,919,844	25,583,400	4,158,340
Sheryl D. Palmer	34,317,074	23,186,170	4,158,340

(ii)     Approval of executive compensation:

For:	49,890,272
Against:	7,525,257
Abstain:	87,715
Non-Votes:	4,158,340

(iii)     Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2016:

For:	61,145,862
Against:	503,422
Abstain:	12,300
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: May 18, 2016